                                                                                                                       TERM SHEET TO
TERM SHEET                                                                                              PRODUCT SUPPLEMENT NO. 140-I
To prospectus dated May 30, 2006,                                                                      UNDERLYING SUPPLEMENT NO. 680
prospectus supplement dated May 30, 2006,                                                      REGISTRATION STATEMENT NO. 333-134553
product supplement no. 140-I dated November 30, 2006, and                                                    DATED NOVEMBER 30, 2006
underlying supplement no. 680 dated November 30, 2006                                                                       RULE 433

LEHMAN BROTHERS HOLDINGS INC.
$
EXCHANGE RATE ADJUSTED ABSOLUTE BUFFER NOTES LINKED TO A BASKET OF THE DOW JONES
EURO STOXX 50(R) INDEX (SX5E), THE FTSE 100 INDEX(R)(UKX), THE TOPIX(R) INDEX
(TPX) AND THE S&P(R)/ASX 200 INDEX (AS51)

GENERAL
-------

o    Senior unsecured obligations of Lehman Brothers Holdings Inc. maturing
     December 22, 2010+.

o    Payment is linked to a basket of indices. You may lose some or all of your investment.

o    The notes are designed for investors who seek an enhanced return on any appreciation of a diversified basket of four indices at maturity. Investors will receive no interest payments and, if the Basket declines by more than
     20%, will lose some or all of their principal.

o    Minimum denominations of $1,000 and integral multiples thereof.

o    The minimum initial investment is $10,000.

o    The notes are expected to price on or about December 19, 2006++ (the
     "expected pricing date") and are expected to settle on or about December
     22, 2006.

KEY TERMS
---------

Basket:                  The notes are linked to a Basket consisting of the Dow
                         Jones EURO STOXX 50(R) Index, the FTSE 100 Index(R),
                         the TOPIX(R) Index (which is also referred to as the
                         Tokyo Stock Price Index) and the S&P(R)/ASX 200 Index
                         (each a "Basket Index" and collectively the "Basket
                         Indices").

Basket Index Weights:    The Basket Index Weight of each Basket Index will be
                         determined on the pricing date and will equal the
                         quotient of the product of the Starting Basket Level
                         multiplied by the Initial Percent Weighting of such
                         Basket Index, which is set forth below, divided by the
                         Initial USD Index Level of such Basket Index, which
                         shall be calculated as follows:

                  $1,000 x Initial Percent Weighting of such Basket Index
  each Basket  =  ----------------------------------------------------------
 Index Weight     Initial USD Index Level of such Basket Index (which equals
                  Initial Local Currency Index Level of such Basket Index x
                   Initial Exchange Rate with respect to such Basket Index)

--------------------------------------------------------------------------------
                                                                        INITIAL
                                                                        PERCENT
       BASKET INDEX                BLOOMBERG TICKER  LOCAL CURRENCY    WEIGHTING
--------------------------------------------------------------------------------
Dow Jones EURO STOXX 50(R) Index         SX5E              EUR           36.52%
--------------------------------------------------------------------------------
       FTSE 100 Index(R)                 UKX               GBP           31.51%
--------------------------------------------------------------------------------
        TOPIX(R) Index                   TPX               JPY           23.91%
--------------------------------------------------------------------------------
     S&P(R)/ASX 200 Index                AS51              AUD            8.06%
--------------------------------------------------------------------------------
             Total                                                      100.00%

                                                        (continued on next page)

INVESTING IN THE ABSOLUTE BUFFER NOTES LINKED TO A BASKET INVOLVES A NUMBER OF
RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE SS-1 OF THE ACCOMPANYING PRODUCT
SUPPLEMENT NO. 140-I, "RISK FACTORS" BEGINNING ON PAGE US-1 OF THE ACCOMPANYING
UNDERLYING SUPPLEMENT NO. 680 AND "SELECTED RISK FACTORS" BEGINNING ON PAGE TS-2
OF THIS TERM SHEET.

Lehman Brothers Holdings Inc. has filed a registration statement (including a base prospectus) with the U.S. Securities and Exchange Commission, or SEC, for
this offering. Before you invest, you should read the base prospectus dated May
30, 2006, the MTN prospectus supplement dated May 30, 2006, product supplement
no. 140-I dated November 30, 2006, underlying supplement no. 680 dated November
30, 2006, and other documents that Lehman Brothers Holdings Inc. has filed with the SEC for more complete information about Lehman Brothers Holdings Inc. and this offering. Buyers should rely upon the base prospectus, MTN prospectus supplement, product supplement no. 140-I, underlying supplement no. 680, this term sheet and any other relevant terms supplement and any relevant free writing prospectus for complete details. You may get these documents and other documents
Lehman Brothers Holdings Inc. has filed for free by searching the SEC online database (EDGAR(R)) at www.sec.gov, with "Lehman Brothers Holdings Inc." as a search term. Alternatively, Lehman Brothers Inc., or any other dealer participating in the offering will arrange to send you the base prospectus, the
MTN prospectus supplement, product supplement no. 140-I, underlying supplement
no. 680, this term sheet and any other relevant terms supplement and the final pricing supplement (when completed) if you request it by calling your Lehman
Brothers sales representative, such other dealer or 1-888-603-5847.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet, the accompanying base prospectus, MTN prospectus supplement, product supplement no. 140-I, underlying supplement no.
680 and any other related prospectus supplements, or any other relevant terms supplement. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                PRICE TO PUBLIC(1)        COMMISSION(2)          PROCEEDS TO US
PER NOTE        $                         $                      $
TOTAL           $                         $                      $

(1) The original issue price of the notes includes the cost of hedging our obligations under the notes through one or more of our affiliates. Lehman
Brothers Inc. and/or an affiliate may earn additional income as a result of payments pursuant to the hedges.

(2) Lehman Brothers Inc. expects to receive $0 per $1,000 principal amount in commission.

                                 LEHMAN BROTHERS

November 30, 2006

Initial USD Index Level:        The Initial USD Index Level of each Basket Index
                                will be calculated as follows:

    Initial Local Currency Index Level   x         Initial Exchange Rate
           of such Basket Index              with respect to such Basket Index

                                The Initial Local Currency Index Level will be
                                the closing level of such Basket Index on the
                                pricing date. The Initial Exchange Rate for the
                                Euro is the mid-market exchange rate between the
                                Euro and the U.S. dollar as displayed on
                                Bloomberg Financial Markets page "EUR [Index]
                                [GO]" (or its equivalent successor if such page
                                is not available) as of 4:30 p.m. (London time)
                                on the pricing date, expressed as the number of
                                U.S. dollars per Euro.

                                The Initial Exchange Rate for the British Pound
                                is the mid-market exchange rate between the
                                British Pound and the U.S. dollar as displayed
                                on Bloomberg Financial Markets page "GBP [Index]
                                [GO]" (or its equivalent successor if such page
                                is not available) as of 4:30 p.m. (London time)
                                on the pricing date, expressed as the number of
                                U.S. dollars per British Pound.

                                The Initial Exchange Rate for the Japanese Yen
                                is the mid-market exchange rate between the
                                Japanese Yen and the U.S. dollar as displayed on
                                Bloomberg Financial Markets page "JPY [Index]
                                [GO]" (or its equivalent successor if such page
                                is not available) as of 4:30 p.m. (London time)
                                on the pricing date, expressed as the number of
                                U.S. dollars per Japanese Yen.

                                The Initial Exchange Rate for the Australian
                                dollar is the mid-market exchange rate between
                                the Australian dollar and the U.S. dollar as
                                displayed on Bloomberg Financial Markets page
                                "AUD [Index] [GO]" (or its equivalent successor
                                if such page is not available) as of 4:30 p.m.
                                (London time) on the pricing date, expressed as
                                the number of U.S. dollars per Australian
                                dollar.

Upside Participation            Expected to be between 127% and 132%. The Upside
Rate:                           Participation Rate will be determined on the
                                pricing date and will not be less than 127%.

Payment at Maturity:            If the Ending Basket Level is above the Starting
                                Basket Level, you will receive a cash payment
                                that provides you a return per $1,000 principal
                                amount note equal to the Basket Return
                                multiplied by the Upside Participation Rate*.
                                Accordingly, if the Basket Return is positive,
                                your payment per $1,000 principal amount note
                                will be calculated as follows:

          $1,000 + ($1,000 x Basket Return x Upside Participation Rate)

                                * The actual Upside Participation Rate will be
                                set on the pricing date, is expected to be
                                between 127% and 132% and will not be less than
                                127%.

                                If the Ending Basket Level is equal to the
                                Starting Basket Level, you will receive a cash
                                payment of $1,000 per $1,000 principal amount
                                note.

                                If the Ending Basket Level is below the Starting
                                Basket Level by an amount equal to or less than
                                the Buffer Amount, you will receive a cash
                                payment per $1,000 principal amount note that
                                provides you with a return on your investment
                                equal to the absolute value of the Basket
                                Return. Your payment per $1,000 principal amount
                                note will be calculated as follows:

             $1,000 + ($1,000 x the absolute value of Basket Return)

                                YOUR INVESTMENT WILL BE FULLY EXPOSED TO ANY
                                DECLINE IN THE BASKET BEYOND THE BUFFER AMOUNT.
                                If the Ending Basket Level is below the Starting
                                Basket Level by an amount more than the Buffer
                                Amount, you will lose 1% of the principal amount
                                of your notes for every 1% that the Ending
                                Basket Level is below the Starting Basket Level.
                                Accordingly, you will receive a cash payment per
                                $1,000 principal amount note calculated as
                                follows:

                        $1,000 + ($1,000 x Basket Return)

                                YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT AT
                                MATURITY IF THE ENDING BASKET LEVEL IS BELOW THE
                                STARTING BASKET LEVEL BY MORE THAN THE BUFFER
                                AMOUNT.

Buffer Amount                   20%

Basket Return:                  The performance of the Basket from the Starting
                                Basket Level to the Ending Basket level,
                                calculated as follows:

                   Ending Basket Level - Starting Basket Level
                   -------------------------------------------
                              Starting Basket Level

Starting Basket Level:          Set equal to $1,000 on the pricing date.

Ending Basket Level:            The Basket Closing Level on the Observation
                                Date.

Basket Closing Level:           For the Observation Date, the Basket Closing
                                Level will be calculated as follows:

           the sum of (Final USD Index Level) x (Basket Index Weight)
                             for all Basket Indices

Final USD Index Level:          The Final USD Index Level for each Basket Index
                                will be calculated as follows:

      Final Local Currency Index Level   x           Final Exchange Rate
            of such Basket Index              with respect to such Basket Index

                                The Final Local Currency Index Level is the
                                closing level of such Basket Index on the
                                Observation Date.

                                The Final Exchange Rate for the Euro is the
                                mid-market exchange rate between the Euro and
                                the U.S. dollar as displayed on Bloomberg
                                Financial Markets page "EUR [Index] [GO]" (or
                                its equivalent successor if such page is not
                                available) as of 4:30 p.m. (London time) on the
                                Observation Date, expressed as the number of
                                U.S. dollars per Euro.

                                The Final Exchange Rate for the British Pound is
                                the mid-market exchange rate between the British
                                Pound and the U.S. dollar as displayed on
                                Bloomberg Financial Markets page "GBP [Index]
                                [GO]" (or its equivalent successor if such page
                                is not available) as of 4:30 p.m. (London time)
                                on the Observation Date, expressed as the number
                                of U.S. dollars per British Pound.

                                The Final Exchange Rate for the Japanese Yen is
                                the mid-market exchange rate between the
                                Japanese Yen and the U.S. dollar as displayed on
                                Bloomberg Financial Markets page "JPY [Index]
                                [GO]" (or its equivalent successor if such page
                                is not available) as of 4:30 p.m. (London time)
                                on the Observation Date, expressed as the number
                                of U.S. dollars per Japanese Yen.

                                The Final Exchange Rate for the Australian
                                dollar is the mid-market exchange rate between
                                the Australian dollar and the U.S. dollar as
                                displayed on Bloomberg Financial Markets page
                                "AUD [Index] [GO]" (or its equivalent successor
                                if such page is not available) as of 4:30 p.m.
                                (London time) on the Observation Date, expressed
                                as the number of U.S. dollars per Australian
                                dollar.

Observation Date:               December 19, 2010+

Maturity Date:                  December 22, 2010+

+    Subject to postponement in the event of a market disruption event and as described under "Description of Notes -- Payment at Maturity" in the accompanying product supplement no. 140-I.

++   The pricing of the notes is subject to our special tax counsel delivering to us their opinion as described under "Certain U.S. Federal Income Tax
     Consequences."

                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this term sheet together with the base prospectus, as supplemented by the MTN prospectus supplement relating to our Series I medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 140-I and underlying supplement
no. 680. Buyers should rely upon the base prospectus, MTN prospectus supplement, product supplement no. 140-I, underlying supplement no. 680, this term sheet and any other relevant terms supplement and any relevant free writing prospectus for complete details. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk
Factors" in the accompanying product supplement no. 140-I and "Risk Factors" in the accompanying underlying supplement no. 680, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

     o    Product supplement no. 140-I dated November 30, 2006:

     o    Underlying supplement no. 680 dated November 30, 2006:

     o    MTN prospectus supplement dated May 30, 2006:
          http://www.sec.gov/Archives/edgar/data/806085/000104746906007785/
          a2170815z424b2.htm

     o    Base prospectus dated May 30, 2006:
          http://www.sec.gov/Archives/edgar/data/806085/000104746906007771/
          a2165526zs-3asr.htm

As used in this term sheet, the "Company," "we," "us," or "our" refers to Lehman
Brothers Holdings Inc.

SELECTED PURCHASE CONSIDERATIONS

     o    APPRECIATION POTENTIAL: The notes provide the opportunity to enhance equity returns by multiplying a positive Basket Return by the Upside
          Participation Rate, while also generating positive returns in the event of a decline in the Ending Basket Level, as compared to the
          Starting Basket Level, of up to 20%. Because the notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

     o    LIMITED PROTECTION AGAINST LOSS: If the Ending Basket Level declines by more than 20%, for every 1% decline of the Basket beyond the
          Starting Basket Level, you will lose an amount equal to 1% of the principal amount of your notes.

     o    DIVERSIFICATION AMONG THE BASKET INDICES: The return of the notes is linked to a Basket consisting of the Dow Jones EURO STOXX 50(R) Index, the FTSE 100 Index(R), the TOPIX(R) Index and the S&P(R)/ASX 200
          Index. The Dow Jones EURO STOXX 50(R) Index consists of 50 component stocks of market sector leaders from within the Eurozone. The FTSE 100
          Index(R) consists of the 100 largest stocks traded on the London Stock
          Exchange Plc (the "LSE") and is a capitalization-weighted index. The
          TOPIX(R) Index is a weighted index of stocks listed on the First
          Section of the Tokyo Stock Exchange, Inc. (the "TSE") and measures changes in the aggregate market value of these stocks. These companies whose stocks trade on the First Section are typically larger, longer established and more actively traded issuers. The S&P(R)/ASX 200 Index is Australia's premier large capitalization tradeable equity index, and is Australia's institutional benchmark. For additional information about each Basket Index, see the information set forth under "The Dow
          Jones EURO STOXX 50(R) Index," "The FTSE 100 Index(R)," "The TOPIX(R)
          Index" and "The S&P(R)/ASX 200 Index" in the accompanying underlying supplement no. 680.

                                      TS-1

     o    CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES: The pricing of the notes is subject to delivery of an opinion of our special tax counsel,
          Simpson Thacher & Bartlett LLP, that the notes should be treated as cash-settled financial contracts for U.S. federal income tax purposes, as described under "Certain U.S. Federal Income Tax Consequences" in product supplement no. 140-I, and will be based on certain factual representations to be received from us on or prior to the pricing date.

SELECTED RISK FACTORS

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket or the Basket Indices or any of the stocks underlying the Basket Indices. These risks are explained in more detail in the "Risk Factors" section of the accompanying product supplement no.
140-I and in the "Risk Factors" section of the accompanying underlying supplement no. 680. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

     o    YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS: The notes do not guarantee any return of principal. The return on the notes at maturity is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive or negative.
          Your investment will be fully exposed to any decline in the Ending
          Basket Level beyond the 20% buffer as compared to the Starting Basket
          Level.

     o    CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE
          NOTES PRIOR TO MATURITY: While the payment at maturity described in this term sheet is based on the full principal amount of your notes, the original issue price of the notes includes the cost of hedging our obligations under the notes through one or more of our affiliates or unaffiliated counterparties. As a result, the price, if any, at which
          Lehman Brothers Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. YOU SHOULD BE WILLING TO HOLD YOUR
          NOTES TO MATURITY.

     o    THE BASKET INDICES ARE NOT EQUALLY WEIGHTED: The Initial Percent
          Weightings of the Dow Jones EURO STOXX 50(R) Index, the FTSE 100
          Index(R), the TOPIX(R) Index and the S&P(R)/ASX 200 Index are 36.52%,
          31.51%, 23.91% and 8.06%, respectively. One consequence of such an unequal weighting of the Basket Indices is that the same percentage change in any of the USD index levels of the Basket Indices would have different effects on the Ending Basket Level.

     o    FLUCTUATIONS IN FOREIGN EXCHANGE RATES MAY NEGATIVELY IMPACT THE VALUE
          OF THE NOTES: On the Observation Date, we will calculate the Final USD
          Index Level for each Basket Index, and each Final USD Index Level will be multiplied by its respective Basket Index Weight and the sum of such products shall equal the Ending Basket Level, which will be used to calculate the Basket Return and in turn the payment at maturity, if any. The Final USD Index Level for each Basket Level will reflect, in addition to any change in the Final Local Currency Index Level as compared to the Initial Local Currency Index Level, any change in the exchange rate between such local currency and the U.S. dollar between the pricing date and the Observation Date. Accordingly, any appreciation in the local currency index level of a Basket Index, which might otherwise increase the value of the notes, may be offset by any depreciation in the local currency of such Basket Index against the U.S. dollar. As a result, if the U.S. dollar appreciates against one or more local currencies of the Basket Indices, we expect the value of the notes will generally decrease, and, conversely, if the
          U.S. dollar depreciates against one or more local currencies of the
          Basket Indices, we expect that the value of the notes will generally increase. Furthermore, the depreciation of the U.S. dollar against the local currency of one Basket Index may be offset by the appreciation of the U.S. dollar against the local currency of another Basket Index, depending in part on the respective Basket Index Weights. It is possible that an appreciation in the U.S. dollar against one or more local currencies of the Basket Indices may cause the Ending Basket
          Level to be below the Starting Basket Level by an amount more than the
          Buffer Amount at maturity, even

                                      TS-2

          though the Final Local Currency Index Levels have not fallen below the
          Initial Local Currency Index Levels by a total percentage more than the Buffer Amount of 20%.

     o    NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS: As a holder of the notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks underlying the
          Basket Indices would have.

     o    LACK OF LIQUIDITY: The notes will not be listed on any securities exchange. Lehman Brothers Inc. intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Lehman Brothers Inc. is willing to buy the notes. If you are an employee of Lehman Brothers Holdings Inc. or one of our affiliates, you may not be able to purchase the notes from us and your ability to sell or trade the notes in the secondary market may be limited.

     o    POTENTIAL CONFLICTS: We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes.

     o    MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES:
          In addition to the level of the Basket on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

          o    the expected volatility of the Basket Indices;

          o    the time to maturity of the notes;

          o    the dividend rate on the stocks underlying the Basket Indices;

          o    interest and yield rates in the market generally;

          o    the volatility of the exchange rate between the U.S. dollar and each of the local currencies of the Basket Indices;

          o    the correlation between the exchange rate between the U.S. dollar and each of the local currencies of the Basket Indices and the
               Basket Indices;

          o    a variety of economic, financial, political, regulatory or judicial events; and

          o    our creditworthiness, including actual or anticipated downgrades in our credit ratings.

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The following hypothetical examples of amounts payable at maturity reflect a
Starting Basket Level of $1,000 and assume an Upside Participation Rate of
129.5% (based upon the midpoint of the expected Upside Participation Rate range).

EXAMPLE 1: THE LEVEL OF THE BASKET INCREASES FROM A STARTING BASKET LEVEL OF
$1,000 TO AN ENDING BASKET LEVEL OF $1,200. Because the Ending Basket Level of
$1,200 is above the Starting Basket Level of $1,000, the investor will receive a payment at maturity of $1,259 per $1,000 principal amount note calculated as follows:

                    $1,000 + ($1,000 x 20% x 129.5%) = $1,259

                                      TS-3

This hypothetical payment amount results in a hypothetical total pre-tax rate of return of 25.90% and a hypothetical annualized pre-tax rate of return of 5.93%.

EXAMPLE 2: THE ENDING BASKET LEVEL OF $1,000 IS EQUAL TO THE STARTING BASKET
LEVEL OF $1,000. Because the Ending Basket Level of $1,000 is equal to the
Starting Basket Level of $1,000, the investor will receive a payment at maturity of $1,000 per $1,000 principal amount note calculated as follows:

                    $1,000 + ($1,000 x 0% x 129.5%) = $1,000

This hypothetical payment amount results in a hypothetical total pre-tax rate of return of 0% and a hypothetical annualized pre-tax rate of return of 0%.

EXAMPLE 3: THE LEVEL OF THE BASKET DECREASES FROM A STARTING BASKET LEVEL OF
$1,000 TO AN ENDING BASKET LEVEL OF $800. Because the Ending Basket Level of
$800 is below the Starting Basket Level of $1,000 by not more than the Buffer
Amount of 20%, the investor will receive a payment at maturity of $1,200 per
$1,000 principal amount note calculated as follows:

                       $1,000 + ($1,000 x |-20%|) = $1,200

This hypothetical payment amount results in a hypothetical total pre-tax rate of return of 20.00% and a hypothetical annualized pre-tax rate of return of 4.66%.

EXAMPLE 4: THE LEVEL OF THE BASKET DECREASES FROM A STARTING BASKET LEVEL OF
$1,000 TO AN ENDING BASKET LEVEL OF $790. Because the Ending Basket Level of
$790 is below the Starting Basket Level of $1,000 by more than the Buffer Amount of 20%, the Basket Return is negative and the investor will receive a payment at maturity of $790 per $1,000 principal amount note calculated as follows:

                         $1,000 + ($1,000 x -21%) = $790

This hypothetical payment amount results in a hypothetical total pre-tax rate of return of -21.00% and a hypothetical annualized pre-tax rate of return of
-5.72%.

EXAMPLE 5: THE LEVEL OF THE BASKET DECREASES FROM A STARTING BASKET LEVEL OF
$1,000 TO AN ENDING BASKET LEVEL OF $600. Because the Ending Basket Level of
$600 is below the Starting Basket Level of $1,000 by more than the Buffer Amount of 20%, the Basket Return is negative and the investor will receive a payment at maturity of $600 per $1,000 principal amount note calculated as follows:

                         $1,000 + ($1,000 x -40%) = $600

This hypothetical payment amount results in a hypothetical total pre-tax rate of return of -40.00% and a hypothetical annualized pre-tax rate of return of
-11.99%.

HISTORICAL INFORMATION

We obtained the various Basket Index closing levels below from Bloomberg
Financial Markets, and accordingly, make no representation or warranty as to their accuracy or completeness. The historical levels of the Basket Indices should not be taken as an indication of future performance, and no assurance can be given as to the closing level of any Basket Index on the Observation Date. We cannot give you assurance that the performance of the Basket Indices will result in the return of principal.

HISTORICAL PERFORMANCE OF LOCAL CURRENCY INDICES WITHOUT EXCHANGE RATE
ADJUSTMENT: The following graphs set forth the historical quarterly performance of each Basket Index from January 2, 2001 through November 29, 2006 with no exchange rate adjustment. The closing level of the Dow Jones EURO STOXX 50(R)
Index on November 29, 2006 was 4,023.09. The closing level of the FTSE 100
Index(R) on November 29, 2006 was 6,084.40. The closing level of the TOPIX(R)
Index on November 29, 2006 was 1,594.49. The closing level of the S&P(R)/ASX 200
Index on November 29, 2006 was 5,459.20.

                                      TS-4

             HISTORICAL PERFORMANCE OF DOW JONES EURO STOXX 50 INDEX

                          Q1-2001         4185.0
                          Q2-2001         4243.9
                          Q3-2001         3296.7
                          Q4-2001         3806.1
                          Q1-2002         3784.1
                          Q2-2002         3133.4
                          Q3-2002         2204.4
                          Q4-2002         2386.4
                          Q1-2003         2036.9
                          Q2-2003         2419.5
                          Q3-2003         2395.9
                          Q4-2003         2760.7
                          Q1-2004         2787.5
                          Q2-2004         2811.1
                          Q3-2004         2726.3
                          Q4-2004         2951.2
                          Q1-2005         3055.7
                          Q2-2005         3181.5
                          Q3-2005         3428.5
                          Q4-2005         3578.9
                          Q1-2006         3853.7
                          Q2-2006         3648.9
                          Q3-2006         3899.4
                          Q4-2006         3978.3

                    HISTORICAL PERFORMANCE OF FTSE 100 INDEX

                          Q1-2001          5633.7
                          Q2-2001          5642.5
                          Q3-2001          4903.4
                          Q4-2001          5217.4
                          Q1-2002          5271.8
                          Q2-2002          4656.4
                          Q3-2002          3721.8
                          Q4-2002          3940.4
                          Q1-2003          3613.3
                          Q2-2003          4031.2
                          Q3-2003          4091.3
                          Q4-2003          4476.9
                          Q1-2004          4385.7
                          Q2-2004          4464.1
                          Q3-2004          4570.8
                          Q4-2004          4814.3
                          Q1-2005          4894.4
                          Q2-2005          5113.2
                          Q3-2005          5477.7
                          Q4-2005          5618.8
                          Q1-2006          5964.6
                          Q2-2006          5833.4
                          Q3-2006          5960.8
                          Q4-2006          6050.1

                      HISTORICAL PERFORMANCE OF TOPIX INDEX

                          Q1-2001          1277.3
                          Q2-2001          1301.0
                          Q3-2001          1023.4
                          Q4-2001          1032.1
                          Q1-2002          1060.2
                          Q2-2002          1024.9
                          Q3-2002          921.1
                          Q4-2002          843.3
                          Q1-2003          788.0
                          Q2-2003          903.4
                          Q3-2003          1018.8
                          Q4-2003          1043.7
                          Q1-2004          1179.2
                          Q2-2004          1189.6
                          Q3-2004          1102.1
                          Q4-2004          1149.6
                          Q1-2005          1182.2
                          Q2-2005          1177.2
                          Q3-2005          1412.3
                          Q4-2005          1649.8
                          Q1-2006          1728.2
                          Q2-2006          1587.0
                          Q3-2006          1610.7
                          Q4-2006          1553.0

                   HISTORICAL PERFORMANCE OF S&P ASX 200 INDEX

                          Q1-2001          3147.2
                          Q2-2001          3490.3
                          Q3-2001          3049.5
                          Q4-2001          3422.3
                          Q1-2002          3414.8
                          Q2-2002          3216.0
                          Q3-2002          2970.9
                          Q4-2002          3007.1
                          Q1-2003          2885.2
                          Q2-2003          3025.8
                          Q3-2003          3169.5
                          Q4-2003          3299.8
                          Q1-2004          3415.3
                          Q2-2004          3532.9
                          Q3-2004          3665.0
                          Q4-2004          4050.6
                          Q1-2005          4109.9
                          Q2-2005          4277.5
                          Q3-2005          4641.2
                          Q4-2005          4763.4
                          Q1-2006          5129.7
                          Q2-2006          5073.9
                          Q3-2006          5154.1
                          Q4-2006          5452.2

HISTORICAL PERFORMANCE OF INDICES WITH EXCHANGE RATE ADJUSTMENT: The following graph sets forth the U.S. dollar adjusted historical quarterly performance of each Basket Index from January 2, 2001 through November 29, 2006. The U.S.
dollar adjusted closing level of the Dow Jones EURO STOXX 50(R) Index on
November 29, 2006 was [ ]. The U.S. dollar adjusted closing level of the FTSE
100 Index(R) on November 29, 2006 was [ ]. The U.S. dollar adjusted closing level of the TOPIX(R) Index on November 29, 2006 was [ ]. The U.S. dollar adjusted closing level of the S&P(R)/ASX 200 Index on November 29, 2006 was [ ].

             HISTORICAL PERFORMANCE OF DOW JONES EURO STOXX 50 INDEX

                          Q1-2001          3669.0
                          Q2-2001          3603.1
                          Q3-2001          3004.6
                          Q4-2001          3385.6
                          Q1-2002          3298.6
                          Q2-2002          3106.4
                          Q3-2002          2174.9
                          Q4-2002          2503.8
                          Q1-2003          2223.2
                          Q2-2003          2785.1
                          Q3-2003          2792.6
                          Q4-2003          3477.1
                          Q1-2004          3433.1
                          Q2-2004          3429.2
                          Q3-2004          3390.4
                          Q4-2004          4000.1
                          Q1-2005          3961.4
                          Q2-2005          3852.2
                          Q3-2005          4123.1
                          Q4-2005          4240.7
                          Q1-2006          4670.0
                          Q2-2006          4667.0
                          Q3-2006          4942.1
                          Q4-2006          5224.6

                    HISTORICAL PERFORMANCE OF FTSE 100 INDEX

                          Q1-2001          7977.9
                          Q2-2001          7985.8
                          Q3-2001          7229.1
                          Q4-2001          7589.2
                          Q1-2002          7517.1
                          Q2-2002          7140.6
                          Q3-2002          5837.3
                          Q4-2002          6344.0
                          Q1-2003          5718.8
                          Q2-2003          6670.0
                          Q3-2003          6798.9
                          Q4-2003          7994.8
                          Q1-2004          8096.9
                          Q2-2004          8126.0
                          Q3-2004          8282.3
                          Q4-2004          9234.3
                          Q1-2005          9252.9
                          Q2-2005          9160.3
                          Q3-2005          9664.3
                          Q4-2005          9681.2
                          Q1-2006          10361.7
                          Q2-2006          10782.5
                          Q3-2006          11160.4
                          Q4-2006          11725.7

                                      TS-5

                      HISTORICAL PERFORMANCE OF TOPIX INDEX

                          Q1-2001          10.1
                          Q2-2001          10.4
                          Q3-2001           8.6
                          Q4-2001           7.8
                          Q1-2002           8.0
                          Q2-2002           8.6
                          Q3-2002           7.6
                          Q4-2002           7.1
                          Q1-2003           6.7
                          Q2-2003           7.5
                          Q3-2003           9.1
                          Q4-2003           9.7
                          Q1-2004          11.3
                          Q2-2004          10.9
                          Q3-2004          10.0
                          Q4-2004          11.2
                          Q1-2005          11.0
                          Q2-2005          10.6
                          Q3-2005          12.4
                          Q4-2005          14.0
                          Q1-2006          14.7
                          Q2-2006          13.9
                          Q3-2006          13.6
                          Q4-2006          13.4

                   HISTORICAL PERFORMANCE OF S&P ASX 200 INDEX

                          Q1-2001          1528.0
                          Q2-2001          1786.3
                          Q3-2001          1498.2
                          Q4-2001          1743.7
                          Q1-2002          1819.4
                          Q2-2002          1811.9
                          Q3-2002          1612.0
                          Q4-2002          1688.8
                          Q1-2003          1743.8
                          Q2-2003          2038.2
                          Q3-2003          2155.6
                          Q4-2003          2481.4
                          Q1-2004          2618.5
                          Q2-2004          2470.6
                          Q3-2004          2667.0
                          Q4-2004          3160.7
                          Q1-2005          3176.5
                          Q2-2005          3261.2
                          Q3-2005          3536.6
                          Q4-2005          3490.6
                          Q1-2006          3674.9
                          Q2-2006          3766.4
                          Q3-2006          3844.4
                          Q4-2006          4242.9

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Lehman Brothers Inc. and Lehman Brothers Inc. has agreed to purchase, all of the notes at the price indicated on the cover of the pricing supplement.

We have agreed to indemnify Lehman Brothers Inc. against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that Lehman Brothers Inc. may be required to make relating to these liabilities as described in the MTN prospectus supplement and the base prospectus.

Lehman Brothers Inc. will offer the notes initially at a public offering price equal to the issue price set forth on the cover of the pricing supplement. After the initial public offering, the public offering price may from time to time be varied by Lehman Brothers Inc.

We have granted to Lehman Brothers Inc. an option to purchase, at any time
within 13 days of the original issuance of the notes, up to $     additional
aggregate principal amount of notes solely to cover over-allotments. To the extent that the option is exercised, Lehman Brothers Inc. will be committed, subject to certain conditions, to purchase the additional notes. If this option is exercised in full, the total public offering price, the underwriting discount
and proceeds to Lehman Brothers Holdings would be $     , $     and $     ,
respectively.

We or our affiliate will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the notes and Lehman Brothers Inc. and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

                                      TS-6